UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2013

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 16, 2013, the United States Bankruptcy Court for the Western District of Pennsylvania issued an opinion and order confirming, on an interim basis, the Modified Third Amended Plan of Reorganization for Pittsburgh Corning Corporation (the "Amended Plan"). In re Pittsburgh Corning Corporation, Debtor, Case No. 00-22876 (JKF). Corning and PPG Industries are each 50 percent shareholders of Pittsburgh Corning, which filed for Chapter 11 Bankruptcy protection in 2000. Prior to issuing a final order confirming the Amended Plan, the court will review motions for reconsideration, which must be submitted by May 21, 2013 and will be heard on May 23, 2013.

Under the terms of the Amended Plan, all current and future personal injury claims against Corning relating to exposure to asbestos-containing products manufactured, distributed or sold by Pittsburgh Corning will be channeled to a trust for resolution. The final confirmation order will be subject to a customary appeals process and, if the confirmation order is upheld and all conditions are met, the Amended Plan would become effective.

The Amended Plan requires Corning to make the following payments to the trust after the date that the Amended Plan becomes effective and certain conditions are met ("Funding Effective Date"): (1) one payment of $70 million one year from the Funding Effective Date (2) three additional payments of $50 million on the third, fifth and sixth subsequent anniversaries of the Funding Effective Date and (3) two additional payments of $35 million on the second and fourth subsequent anniversaries of the Funding Effective Date, the final payment of which is subject to reduction based on the application of credits under certain circumstances. Corning would have the option to use its shares rather than cash to make these payments, but the liability would be fixed by dollar value and not the number of shares. Additionally, Corning would contribute its equity interests in PCC and Pittsburgh Corning Europe N.V. ("PCE"), a Belgian corporation. At April 30, 2013, the fair value of PCE significantly exceeded its carrying value of $150 million. Corning’s liability under the Amended Plan was estimated to be $524 million at April 30, 2013. Corning relinquished its claim for reimbursement of its payments and contributions under the Amended PCC Plan from the insurance carriers involved in the bankruptcy proceeding with certain exceptions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

May 17, 2013	By:	Vincent P. Hatton

Name: Vincent P. Hatton
Title: Senior Vice President and General Counsel